EXHIBIT 6(c)

                            FORM OF
             COLONIAL INVESTMENT SERVICES, INC.
                        SELLING AGREEMENT

One Financial Center
Boston, MA 02111
Attention: Order Room (617) 426-3750
Order Room: (800) 441-4020


Dear Investment Colleague:

As dealer for our account, we offer to sell to you shares of each of the mutual funds with the "Colonial" name (the
"Funds"; individually, a "Fund") for which we are the principal underwriter as defined in the Investment Company
Act of 1940 (the "Act") on the following terms:

     1. Orders; Order Procedures. Orders shall be accepted only on the terms described herein, in the Fund prospectus and statement of additional information ("Prospectus") and by order procedures in effect from time to time. You agree to purchase shares only from us or from your customers. All orders are subject to acceptance or rejection by us in our sole descretion. You shall provide us with a taxpayer identification number for each account for which you are dealer of record.

     2. Payment for Shares; Registration. Payment for Fund shares shall be made as instructed in our confirmation to you. If timely payment is not received, we may cancel the sale or, at our option, sell the shares back to the Funds. We may delay registration of shares until good payment is received. Unless other instructions are received by the settlement date, orders accepted by us may be placed in an open account registered in your name. If payment or instructions are not timely received, or if you do not promptly correct errors in our confirmation, you are responsible to the Fund, us and the Fund's transfer agent ("Agent") for any directly related loss, cost, damage or expense, including reasonable attorney's fees and expenses.

     3. Suitability and Multiple Classes of Shares. A Fund may offer more than one class of shares in accordance with its Prospectus; refer to the Prospectus for availability and details. Purchases of a class of shares shall be subject to our compliance standards. You are responsible for determining whether a Fund, and which class of that Fund's shares, is suitable for your client. Investors affiliated with us and with you (and their families) have special purchase rights.

     4. Sales to the Public; Redemptions; Exchanges. In sales of Fund shares to the public you shall act as principal for your own account, not as agent for a Fund or for us. You shall also act as principal in all purchases of Fund shares directly from us by a shareholder for whom you are the dealer of record and you appoint the Agent to confirm (with a copy to you) such purchases on your behalf. You shall sell shares only: (a) to customers at the applicable price described in the Prospectus; and (b) to us as agent for the Fund at the redemption price. If you act as principal in purchasing shares for redemption, you shall pay your customer the amount which you receive from us. For Fund shares redeemed within seven business days after purchase, you shall promptly refund to us the dealer discount (which shall be paid to the Fund, together with any portion of the sales charge retained by
us), commission and other compensation you received on such Fund shares. Your customer shall not be charged a contingent deferred sales charge on shares redeemed within seven business days after purchase. You are responsible to the Fund, us and the Agent for any loss, cost, damage or expense (including reasonable attorney's fees and expenses) arising from our reliance upon your instructions.

     5.  Compensation.

         (a) You shall receive for the sale of Fund shares the compensation described in the Prospectus. You will receive no compensation for reinvestments in a Fund under a reinvestment privilege described in a Prospectus. We will keep all contingent deferred sales charges.

         (b) To the extent you provide shareholder services in accordance with the then applicable shareholder services plan, you may be eligible to receive service fees described in the Prospectus of a Fund. The current shareholder services plan requires you to promote the sale of shares and the retention of assets and to furnish continuing service and assistance to Fund shareholders with respect to which service fees are paid to you. Any applicable service fees shall be paid quarterly on Fund shares for which you are named dealer on the records of the Agent. If the quarterly fees for any customer's account are less than $1.00, they will not be paid. Aggregate fees (excluding fees not paid under the preceding sentence) less than $15.00 for all your customers' accounts for all Funds for any quarter will not be paid. Payment of distribution and service fees generally shall be made by the middle of the month following the close of each quarter. Our liability to you for the payment of a distribution or service fee on a Fund for any period is limited solely to the proceeds of that Fund's service fee received by us for such period. This Paragraph 5(b) may be terminated for any Fund at any time without notice.

       (c) You may qualify for sales incentives offered from time to time with respect to certain Fund sales. You may be an underwriter subject to the Securities Act of 1933 if you receive for a sale the entire charge set forth in a Prospectus. Other special incentives may be generally available to firms with which we have executed a Selling Agreement. Consult us for details.

     6. Authorized Statements. No person is authorized to make any statement concerning a Fund except those contained in the appropriate Prospectus and in sales literature issued by us. We shall furnish Prospectuses and sales literature upon request. You shall not allow unauthorized statements or information designated by us for broker use only to be used with the public. You shall deliver to us for prior approval any Fund sales literature prepared by you for use with the public. You shall also deliver a current Fund Prospectus to your customer in accordance with law.

     7. Colonial Warranty; Indemnification. We represent and warrant that:

         (a)  each Fund, its Prospectus and all sales
literature issued by us for distribution to the public will comply with all applicable state and Federal laws, rules and regulations;

         (b) each Prospectus and all sales literature issued by us will not by statement or omission be misleading;

         (c) each Fund may legally be sold in every United
States jurisdiction unless you are otherwise notified; and

         (d) each Fund's investment advisor is in compliance with all applicable state and Federal laws, rules and regulations.

We indemnify you and agree to hold you harmless against every loss, cost, damage or expense including reasonable attorney's fees and expenses) incurred by you as a result of our breach of the foregoing representations and warranties if you notify us promptly after the commencement of any action against you for which you may seek indemnity. We may participate at our own expense in the defense of such action, or we may assume the defense of such action with counsel satisfactory to you chosen by us. If we elect to assume the defense, you may retain additional counsel at your option for which you shall pay the fees and expenses. This paragraph 7 shall survive termination of this Agreement.

     8. NASD; Applicable Laws. You represent that you are a member of the National Association of Securities Dealers, Inc. ("NASD"). You and we shall abide by the rules and regulations of the NASD and all applicable state and Federal laws, rules and regulations.

     9. Miscellaneous. All communications shall be transmitted pursuant to our then-current procedures and if
(a) to us, must be sent to the above address or such other address as we may specify and (b) to you, must be sent to your address listed below, such other address as you may specify or as registered with the NASD. Communications shall be effective when posted pre-paid by United States mail or delivered by other means. We may change or terminate this Agreement without notice. This Agreement replaces all prior selling agreements and shall be effective upon the earlier of your written acceptance below or our acceptance of your first order after this communication. This Agreement is not assignable, except that we may transfer it to any successor underwriter of the Funds. This Agreement shall be construed under Massachusetts Law.

COLONIAL INVESTMENT SERVICES, INC.

By: ________________________      Date: ____________

Please execute this Agreement below and return to us at the address set forth above.

Accepted:
______________________________   _________________________
(Dealer's Name)                     (Telephone Number)
 _________________________________________________________
(Street Address)
__________________________________________________________
(City)                   (State)                     (Zip)
__________________________________________________________
(Authorized Signature)
__________________________________________________________
(Name and Title)